Exhibit 10.11

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THIS EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ADDENDUM 2 OF THIS EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PAYMENT PROCESSING AGREEMENT

THIS AGREEMENT is made by and between:

PayPal (Europe) Sàrl & Cie, SCA (“PayPal”), a limited liability partnership registered as number R.C.S. Luxembourg
B 118 349, and having a registered office at 22-24 Boulevard Royal, L-2449, Luxembourg, and

Skype Communications Sàrl (“Skype” or “you”), a Luxembourg limited company with its principal place of business at 22/24 Boulevard Royal, L 2449 Luxembourg.

1.	SERVICES FROM PAYPAL

ONLINE PAYMENT FUNCTIONALITY

1.1.	Services. PayPal agrees to provide Skype with the Services and which (for example) enable a PayPal user to:

(a)	make payments from the user’s PayPal Account via a web browser,

(b)	receive payments from the PayPal Accounts of other users, and

(c)	manage the user’s PayPal Account using a web browser interface.

The Services also include:

(d)	PayPal’s standard Chargeback processing services for PayPal payments;

(e)	PayPal providing Skype with the following reports (in accordance with its standard reporting processes):

(i)	Transaction report: transactions occurring in Skype’s Covered Accounts;

(ii)	Settlement report: credit and debits occurring in Skype’s Covered Accounts; and

(iii)	Dispute report: Chargebacks/disputes transactions posted to Skype’s Covered Accounts.

1.2.	Covered Accounts. This Agreement applies to the following PayPal Accounts (the “Covered Accounts”):

Account Identifier
[***] Certified Software Account
[***] Prime Account
[***] Top-up payments

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 1

[***] Certified hardware account
Account number to be confirmed – Pro account
Account number to be confirmed – Settlement account

Additional Covered Accounts may be added to this list by amending this Agreement. The restriction in clause 2.2 of the User Agreement prohibiting the holding of more than one PayPal Account shall not apply to this Agreement and is replaced by this clause 1.2.

1.3.	Previous agreements terminated. This Agreement supersedes the previous arrangements in place with respect to any PayPal group company offering payment services to Skype, including the terms of the General Services Agreement made between Skype and PayPal Inc. dated 30 March 2007. The parties agree that the General Services Agreement has been terminated.

IMPLEMENTATION

1.4.	Generally. For each Covered Account, Skype agrees to adapt its relevant web site in order to enable web users to pay for Skype’s products and services by means of the Services. All of Skype’s user interfaces that include the PayPal brand and/or describe the Services shall be subject to the prior written approval of PayPal.

1.5.	APIs and other code. PayPal will provide to Skype and maintain certain software, application program interfaces (APIs), buttons and codes including, if commercially viable to PayPal (as determined by PayPal in its sole discretion), the PPIC checkout flow in the Skype for Windows client to activate web-based functions, and other tools to facilitate use of the Services. All software provided by PayPal to Skype is subject to the licences provided in this Agreement, except in the case of Website Payments Pro, which is provided pursuant to the next clause.

1.6.	Website Payments Pro. In addition to the basic software, APIs and buttons provided pursuant to the preceding clause, PayPal will arrange to provide to Skype the software and online functionality described on the PayPal Website as Website Payments Pro. Website Payments Pro will be licensed separately in the PayPal Website Payments Pro Agreement in accordance with clause 5.3 of Addendum 1 and such agreement will apply to Skype’s use of that service.

1.7.	Express Checkout. As part of Website Payments Pro, PayPal will provide to Skype the functionality described on the PayPal Website as Express Checkout.

1.8.	Presentation Requirements required for Skype implementation. To implement the Services and to receive the Special Pricing or Special FX Pricing fee rates (as the case may be) Skype must comply with the relevant provisions of clause 2. This includes, without limitation, Skype agreeing to, and at the least complying with the implementation of the requirements (the “Presentation Requirements”) set out in paragraph 2 of the Statement of Work attached as Addendum 2 to this Agreement. All other paragraphs of the Statement of Work attached as Addendum 2 to this Agreement are not part of the Presentation Requirements but are additional details relating to processing of transactions by PayPal and Skype, and are not legally binding (provided for illustrative purposes only).

1.9.	Skype checkout. Skype agrees to use commercially reasonable efforts to engage and seek input from PayPal if Skype changes, or intends to change, its checkout flow of its website(s) (“Skype Checkout Change”). Further, if there is a proposed Skype Checkout Change, Skype further agrees to use commercially reasonable efforts to comply with PayPal’s reasonable requests with a view to ensuring that the Services are implemented in a manner acceptable to PayPal and within the spirit and principles of the Presentation Requirements.

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 2

2.	FEES

2.1 Fee clause definitions

For the purpose of this clause 2, the following terms are defined as follows:

(a) Special Pricing: means the fees and charges set out in clause 2.5, but excludes the Special FX Pricing.

(b) Special FX Pricing: means the currency conversion fees set out in clause 2.6.

(c) Pro Integration: means the implementation by Skype of the PayPal Website Payments Pro product and service (“PayPal Website Payments Pro”) in the manner described by the Website Payment Pro integration guide described in the Statement of Work.

(d) Minimum Volume: means the utilisation by Skype (including, where relevant, its Affiliates) of PayPal Website Payments Pro for an amount (in number, not value) equal to [***] of the total of all Skype card (credit or debit) transactions.

2.2 Skype will be liable to, and will pay PayPal the Special Pricing fees on and from the Effective Date if Skype have implemented and maintained the Presentation Requirements. If Skype have not implemented and maintained the Presentation Requirements, Skype agrees to pay to PayPal the fees prescribed for business accounts in the User Agreement and the PayPal Website Payments Pro Agreement.

2.3 Subject to clause 2.4, Skype will be liable to, and will pay PayPal the Special Pricing fees as amended by the Special FX Pricing fees if Skype have implemented, met and maintained the:

(a)	Presentation Requirements; and

(b)	Pro Integration; and

(c)	Minimum Volume.

If Skype has met and maintained the condition set out in 2.3(a), but not any of the conditions in 2.3(b) or 2.3(c), Skype agrees to pay PayPal the Special Pricing Fees (as set out in clause 2.2).

If Skype has not met and maintained the condition set out in 2.3(a) and has not met and maintained any or all of the conditions set out in clause 2.3 (b), or (c), Skype agrees to pay to PayPal the fees prescribed for business accounts in the User Agreement and the PayPal Website Payments Pro Agreement.

2.4 Minimum Volume

(a)

Skype agrees to notify PayPal in writing when it has met the Minimum Volume, including evidence of the same (“Minimum Volume Notice”). Upon receipt of the Minimum Volume Notice, PayPal will notify Skype within 5 Business Days whether it

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 3

agrees or disagrees that Skype has met the Minimum Volume (“Minimum Volume Response Notice”).

(b)	If PayPal has issued a Minimum Volume Response Notice to Skype that agrees that Skype has met the Minimum Volume, then for a period commencing on the date such notice is issued until the end of the applicable Quarter, Skype warrants and undertakes to maintain at least the Minimum Volume (“Initial Minimum Volume Period”). If PayPal, based on evidence, believes that the Minimum Volume is not being met during the Initial Minimum Volume Period, then PayPal will issue a further Minimum Volume Response Notice to Skype setting out that PayPal disagrees that the Minimum Volume has been met. Upon issue of such notice, the Initial Minimum Volume Period shall be deemed not to have commenced.

(c)	If PayPal issues a Minimum Volume Response Notice which provides that PayPal disagrees that Skype has met the Minimum Volume and this is not accepted by Skype, then the parties agree to resolve any dispute in accordance with the dispute resolution procedure set out in clause 13.30 and in the case of PayPal, it may elect (alternatively or concurrently) to carry out an audit as set out in clause 2.4(g).

(d)	Subject to clause 2.4(f) and provided that the conditions set out in clause 2.3 have been met; if PayPal has issued a Minimum Volume Response Notice agreeing that the Minimum Volume has been met, and the issue of whether the Minimum Volume has been met is not being disputed, Skype will be liable to, and will pay PayPal the Special Pricing fees as amended by the Special FX Pricing fees on and from the first day following the expiry of the Initial Minimum Volume Period.

(e)	Upon the expiry of each Quarter following the Initial Minimum Volume Period, Skype will issue a Minimum Volume Notice to PayPal setting out whether or not it has continued to maintain the Minimum Volume during that relevant Quarter (“Quarterly Minimum Volume Notice”). Skype will not be entitled to receive the Special Pricing as amended by the Special FX Pricing if it fails to deliver the Quarterly Minimum Volume Notice.

(f)	Upon receipt of the Quarterly Minimum Volume Notice, PayPal will notify Skype within 5 Business Days with a Minimum Volume Response Notice. If the conditions in 2.4(d) continue to be met, then Skype will continue to be liable to, and will pay PayPal the Special Pricing fees as amended by the Special FX Pricing fees. If the conditions in 2.4(d) are not met, subject to clause 2.2 (Skype maintaining its compliance with the Presentation Requirements), Skype will be liable to, and will pay PayPal the Special Pricing fees.

(g)

If Skype claim that the Minimum Volume is being met in order to receive preferential pricing under this Agreement, Skype shall permit PayPal (or its duly authorised representatives) during the term of this Agreement, to audit Skype’s procedures, controls, records and/or performance to satisfy PayPal that Skype is complying with the Minimum Volume. The parties agree to in good faith as soon as reasonably practicable after the Effective Date a plan setting out the audit procedures that are required to be performed to carry out such an audit to the benefit of both parties. Skype agree to co-operate in any such audit on reasonable request, provided that any valid and reasonably incurred expenses incurred by Skype shall be re-imbursed by PayPal (except where PayPal uncovers a 5% deviation in the required Minimum Volume commitment and either Skype’s compliance with such Minimum Volume or the Initial Minimum Volume Notice or Quarterly Minimum Volume Notice (as the case may be) (in which case, the valid and reasonably incurred expenses incurred by PayPal in respect of the relevant audit shall be paid by Skype)). Each person conducting or participating in such audit shall be required to sign a non-disclosure

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 4

agreement in such reasonable form as is agreed by the parties and shall have access only to such records as may directly relate to this Agreement.

(h)	Nothing in this Agreement shall prohibit Skype to utilise PayPal Website Payments Pro in an amount greater than the Minimum Volume. Skype undertakes that it shall use PayPal Website Payments Pro in relation to a representative section of the total transactions it carries out and shall not seek to use PayPal Website Payments Pro solely or predominately for specific types of transactions which would or might reasonably be expected to expose PayPal to an increased risk of Chargebacks, fraud or card scheme fees or fines.

2.5. Special Pricing If Special Pricing applies, Skype will be liable to, and will pay PayPal all the fees and charges as set out in the fee table below. The following table lists those events which Skype will be liable to PayPal for a fee (a “Chargeable Event”), together with fee charged for each Chargeable Event

	Chargeable Event	Fee amount (see Notes below)
1	Receiving a commercial transaction payment via Express Checkout (domestic or cross-border)	[***]

2	Receiving a commercial transaction payment via Direct Payment API or Virtual Terminal (domestic or cross-border)	[***]

3	Sending a commercial transaction payment (buying)	[***]

4

Currency Conversion

If your transaction involves a currency conversion, it will be completed at a foreign exchange rate determined by a financial institution, which is adjusted regularly based on market conditions. The exchange rate is adjusted regularly and may be applied immediately and without notice to you. This exchange rate includes a [***] processing fee above the wholesale exchange rate at which PayPal obtains foreign currency, and the processing fee is retained by PayPal.

[***] The “Currency Converter” tool can be accessed through your Covered Account(s) and used to see what exchange rates apply at any given time.

5

Chargeback Settlement Fee: when a Chargeback is received relating to a payment.

To cover the cost of processing Chargebacks, PayPal assesses a Settlement Fee to sellers for credit and debit card payment Chargebacks. (A Chargeback may occur when a buyer rejects or reverses a charge on his or her card through the card issuer).

The Chargeback Settlement Fee is payable only once by Skype if multiple Chargebacks are received for the same payment transaction.

The Chargeback Settlement Fee is not payable for a Chargeback issued against a payment which had already been reversed before the Chargeback was received.

If Skype wins a Chargeback dispute, the Chargeback Settlement Fee is still payable, however, this Fee does not apply if the transaction is covered by PayPal’s Seller Protection Programme.

The Chargeback Settlement Fee is as follows and is based on the currency received as follows:
		Argentine Peso:	[***] ARS
		Australian Dollar:	[***] AUD
		Brazilian Real:	[***] BRL
		Canadian Dollar:	[***] CAD
		Czech Koruna:	[***] CZK
		Danish Koruna:	[***] DKK
		Euro:	[***] EUR
		Hong Kong Dollar:	[***] HKD
		Hungarian Forint:	[***] HUF
		Israeli Shekel:	[***] ILS

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 5

		Japanese Yen:	[***] JPY
		Mexican Peso:	[***] MXN
		New Zealand Dollar:	[***] NZD
		Norwegian Krone:	[***] NOK
		Philippine Peso:	[***] PHP
		Polish Zlotych:	[***] PLN
		Singapore Dollar:	[***] SGD
		Swedish Krona:	[***] SEK
		Swiss Franc:	[***] CHF
		Taiwan New Dollar:	[***] TWD
		Thai Baht:	[***] THB
		U.K. Pounds Sterling:	[***] GBP
		U.S. Dollar:	[***] USD

6	Sending Payments through PayPal Mass Payments	[***] (a maximum payment cap per payment applies as follows, based on payment currency):
		Argentine Peso:	[***] ARS
		Australian Dollar:	[***] AUD
		Brazilian Real:	[***] BRL
		Canadian Dollar:	[***] CAD
		Czech Koruna:	[***] CZK
		Danish Koruna:	[***] DKK
		Euro:	[***] EUR
		Hong Kong Dollar:	[***] HKD
		Hungarian Forint:	[***] HUF
		Israeli Shekel:	[***] ILS
		Japanese Yen:	[***] JPY
		Mexican Peso:	[***] MXN
		New Zealand Dollar:	[***] NZD
		Norwegian Krone:	[***] NOK
		Philippine Peso:	[***] PHP
		Polish Zlotych:	[***] PLN
		Singapore Dollar:	[***] SGD

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 6

	Swedish Krona:	[***] SEK
	Swiss Franc:	[***] CHF
	Taiwan New Dollar:	[***] TWD
	Thai Baht:	[***] THB
	U.K. Pounds Sterling:	[***] GBP
	U.S. Dollar:	[***] USD

7

Authorisation Fee: for each successful but uncaptured authorisation transaction via the Direct Payment API or Virtual Terminal

This fee will not be payable if:

(a) in the scope of offering a trial or a promotion for a commercial Skype product (such as a subscription but not limited to a subscription), where Skype needs to verify the account/payment card (such a card that is processed by PayPal as part of PayPal Website Payments Pro) at the time of giving the trial or promotion and the user will be charged at a later time. Authorisation will be cancelled/voided by Skype after the verification.

(b) in the scope of allowing to change the funding source or to set a backup funding source for a recurring payment agreement (such as a subscription but not limited to a subscription), where Skype requires to verify the said account/payment card which is processed by PayPal as part of its PayPal Website Payments Pro product and services at the time of funding source change. Authorisation will be cancelled/voided by Skype after the verification; or

(c) where the authorisation is declined/rejected by PayPal or PayPal’s acquirer.

[***] GBP

Fixed Fee

Argentina Peso: Australian Dollar: Brazilian Real: Canadian Dollar: Czech Koruna Danish Kroner: Euro: Hungarian Forint: Hong Kong Dollar: Israeli New Shekels: Japanese Yen:	[***] ARS [***] AUD [***] BRL [***] CAD [***] CZK [***] DKK [***] EUR [***] HUF [***] HKD [***] ILS [***] JPY

Malaysian Ringgit:

Mexican Peso:

New Zealand Dollar:

Norwegian Krone:

Phillipinne Peso:

Polish Zlotych:

Singapore Dollar:

Swedish Kronor:

Swiss Franc:

Taiwan Dollar:

Thai Baht:

UK Pounds Sterling:

US Dollar:

[***] MYR [***] MXN [***] NZD [***] NOK [***] PHP [***] PLN [***] SGD [***] SEK [***] CHF [***] TWD [***] THB [***] GBP [***] USD

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 7

Notes:

•

The fee is calculated as an amount equal to the amount of the applicable percentage as applied to the payment amount (together with the Fixed Fee, if one applies). The Fixed Fee is the amount set out in the table above that corresponds to the currency of that payment.

•	“commercial transaction” (see Chargeable Events 1-3) involves buying and selling goods and services, or payments received when Skype “request money” using PayPal

•	Skype acknowledges and agrees that it will not send or receive personal payment transactions (as defined by Clause 8 of the User Agreement).

•

The above fees do not include receiving payments via PayPal Website Payments Pro for American Express funded payments as this feature is not currently available and any such fees for American Express processing will be agreed by the parties when this service becomes available.

2.6 Special FX Pricing. If Special FX Pricing applies (see clause 2.3), the Currency Conversion Fee for all currency conversions as set out in clause 2.5 is deleted and replaced by the following:

Skype will be liable to PayPal for the following currency conversion fee for all balances in the Covered Accounts requiring a currency conversion

Currency Conversion

If your transaction involves a currency conversion, it will be completed at a foreign exchange rate determined by a financial institution, which is adjusted regularly based on market conditions. The exchange rate is adjusted regularly and may be applied immediately and without notice to you. This exchange rate includes a [***] processing fee above the wholesale exchange rate at which PayPal obtains foreign currency, and the processing fee is retained by PayPal.

[***] The “Currency Converter” tool can be accessed through your Covered Account(s) and used to see what exchange rates apply at any given time.

2.7 Skype agrees that we can deduct our fees from the amounts we transfer but before those funds are credited to your Account. All fees are payable by you without set off or other deductions. Skype agrees that PayPal may debit the Covered Account(s) with any fees, charges or other amounts owing to PayPal and payable by Skype in connection with Skype’s use of the Service. If either party disputes the amount of fees that have been deducted by PayPal in respect of a transaction in accordance with this clause 2.7, then such party has a maximum of 180 days from the date of the applicable transaction to raise a dispute in accordance with the dispute resolution procedure set out in clause 13.30 (“Fee Dispute Period”). Upon the expiry of Fee Dispute Period, no such dispute may be raised by either party.

2.8 The fees are inclusive of all applicable taxes; however, other taxes or costs may exist that are not paid through PayPal or imposed by us. Skype is liable for telephone charges and any charges made by your internet service provider or similar or associated charges as a result of the use by you of the Services. We may make a charge for any additional

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 8

services that you may request from us and that we provide outside this Agreement. We will tell you of those charges when you ask for the service.

2.9 Skype further agrees that, in addition to any other liability, Skype is liable to PayPal for the full amount of a payment if there is a Reversal of that payment due to it being claimed by the relevant Shared Customer as being unauthorised in connection with a reference transaction payment. For the purposes of this clause 2.9 a ‘reference transaction payment’ means a payment which a Shared Customer provides advance authorisation to Skype to collect funds from that Shared Customer’s PayPal Account on a regular, irregular or one-time basis in accordance with the agreement the Shared Customer makes with Skype for this purpose.

2.10 PayPal acknowledges and agrees that if Skype uses the Website Payments Pro Service, the 3D Secure Service shall be included in the Website Payments Pro Service at no additional charge to Skype.

3.	SERVICES SUPPORT AND FRAUD

3.1 PayPal agrees to use commercially reasonable efforts to conduct a site visit at Skype’s Tallinn office premises as soon as reasonably and commercially practicable following the Effective Date (“Skype Visit”). The purpose of the Skype Visit is for a PayPal representative to discuss with Skype, the dispute and transaction reports made available to Skype and also to identify, where appropriate, potential solutions to assist in Skype’s reporting needs. Skype further agrees to make available appropriate representatives to meet the PayPal representative to carry out the Skype Visit and to also agree an agenda with the PayPal representative prior to the visit.

3.2	Each party shall agree in good faith as soon as reasonably practicable after the Effective Date a plan to deal with fraud and dispute management, such plan to include but not be limited to:

(a)	Definitions of, and response times for disputes, claims, chargebacks, unauthorised disputes and ACH (automated clearing house) returns;

(b)	Best practices and recommended information for Skype as a merchant to follow and provide when merchant response is required;

(c)	tools, access to applicable stakeholders within the Fraud and Risk departments, and information to be provided by PayPal to Skype in order to enable Skype to respond to disputes and escalate when necessary, and timeframes within which such tools, access and information shall be provided; and

(d)	Account takeover use cases and process for unauthorised disputes.

3.3	Following agreement of the above plan, each party shall implement the plan in accordance with the agreed timetable.

4.	CONTRACT COMPONENTS AND INTEGRATION

4.1 Additional components. This Agreement includes the Terms and Conditions appended as Addendum 1, the Presentation Requirements and Statement of Work, appended as Addendum 2 which each party also accepts as part of this Agreement. The Terms and Conditions as well as the PayPal Website Payments Pro Agreement refer to Skype as ‘Merchant’.

4.2 Entire agreement. This Agreement (including the Terms and Conditions and other Addendums and the Incorporated Agreements) contains the entire agreement of the parties as of the Effective Date. It replaces and supersedes all other promises, representations, warranties, and understandings between the parties. This clause also replaces the comparable clause in User Agreement.

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 9

EXECUTED as an Agreement and concluded in Luxembourg with effect as of the Effective Date.

For and on behalf of

PayPal (Europe) Sàrl & Cie, SCA

By:	/S/ ROBERT CAPLEHORN
(signature)

Name:	Robert Caplehorn

Title:	Senior Director Legal & Compliance
(please print name and title)

Date:	9/11/2009

For and on behalf of

Skype Communications Sàrl

By:	/S/ NEIL WARD
(signature)

Name:	Neil Ward

Title:	Manager
(please print name and title)

Date:	9/11/2009

For and on behalf of

Skype Communications Sàrl

By:	/S/ LAURA SHESGREEN
(signature)

Name:	Laura Shesgreen

Title:	Manager (Director)
(please print name and title)

Date:	15/11/2009

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 10

For and on behalf of

Skype Communications Sàrl

By:	/S/ PETER FOULDS
(signature)

Name:	Peter Foulds

Title:	Manager
(please print name and title)

Date:	9/11/2009

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 11

ADDENDUM 1

TERMS AND CONDITIONS

The terms of this Addendum 1 are incorporated into the preceding Payment Processing Agreement for Merchant Services.

The numbering of the clauses continues from the preceding main part of the Payment Processing Agreement for Merchant Services.

PART A: PAYPAL TERMS

5. USER AGREEMENT

5.1	Applicability. Subject to clause 5.2 below and except where the clauses of this Agreement expressly replace and supersede any clauses of the User Agreement, the terms of the User Agreement (as amended from time to time) are incorporated by reference into this Agreement. The User Agreement incorporates certain policies, notably the Privacy Policy and the Acceptable Use Policy, which are readily available from the PayPal Website (together the “Incorporated Agreements”). If the Merchant opens multiple PayPal Accounts, the Merchant will have a slightly varying User Agreement for each Account, depending on the language and governing law associated with the Account.

5.2	Order of precedence. As much as possible, this Agreement and the Incorporated Agreements should be interpreted as consistent with each other. Where expressly superseded or where a conflict cannot be reconciled, this Agreement takes precedence over the Incorporated Agreements to the extent of the conflict.

5.3	Website Payments Pro. If you use PayPal’s Website Payments Pro product, your usage will be governed by the PayPal Website Payments Pro Agreement. If there is any conflict between the PayPal Website Payments Pro Agreement and this Agreement, this Agreement takes precedence over the PayPal Website Payments Pro Agreement to the extent of the conflict. Clauses 1.2 (Required use of Express Checkout), 1.3 (Parity among payment methods), 1.5 (Cancellation), 2 (Fees), 4.1 (User Agreement applies), 7 (Termination and suspension) and 8.2 (Indemnity) of the PayPal Website Payments Pro Agreement shall not apply. Further paragraph 6 of Schedule 1 to the PayPal Website Payments Pro Agreement shall be amended as follows:

(a) Paragraph 6(a) is deleted and replaced with: “Merchant may utilise third parties to perform certain of the Merchant obligations set out in this Schedule with our express written consent (not to be unreasonably withheld nor delayed);

(b) Paragraph 6(c)(iii) is deleted and replaced with: “and warrants that it will comply with the terms of the agreement it has entered into with the Technical Service Provider”;

(c) Paragraph 6(c)(iv) is deleted and replaced with: “PayPal (at its discretion) registering the Technical Service Provider with the Association(s)”; and

(d) Paragraph 6(d): the term “gateway processor” is deleted.

5.4	Online registration required. Fulfilment of certain obligations in this Agreement, including provision of the Services, depends as a practical matter on prior online registration by the Merchant for each Covered Account (unless otherwise agreed with PayPal). The Merchant agrees to register online at the PayPal Website well in advance of the Activation Date, if the Merchant has not already done so. In registering, the Merchant shall designate each Covered Account a Business Account.

6.	MARKETING COOPERATION

6.1	PayPal and the Merchant will discuss marketing and promotional activities associated with their business relationship, and determine, by mutual agreement, any such activities to pursue.

6.2	Disclosing your acceptance of PayPal. Either party may freely disclose that the Merchant accepts PayPal payments. This permission for disclosure applies not only to PayPal (Europe) Sàrl & Cie, SCA, but also to all companies under the common ownership and/or control of PayPal, Inc., a Delaware corporation (“PayPal Group Companies”). The Merchant further consents to the disclosure by PayPal of the Merchant’s Account activity to its other PayPal Group
Companies, including PayPal (UK) Limited, for the purpose of providing ongoing customer support as set out in the Privacy Policy.

6.3	Prior consent for publicity. Neither party shall make any press announcements or publicise this Agreement or the Services in any way without the prior written consent of the other.

6.4	Nondisparagement. In representations to a Shared Customer or in public communications, the Merchant shall not mischaracterise or disparage PayPal as a payment method or company; nor expressly claim that another payment method is superior to PayPal.

7. MAINTAINING ACCOUNT CONTROL

7.1	Merchant’s password. PayPal treats any action taken whilst logged into your Account using your password as having been authorised by you. PayPal shall not be responsible for any loss occurring as a result of a failure to keep the Merchant’s password sufficiently secure. PayPal shall promptly reset the Merchant’s password in order to stop a loss from occurring, but only after the Merchant establishes the identity and authorisation of the person requesting the password reset.

7.2	API identifiers. PayPal will provide the Merchant with certain identifying codes specific to the Merchant for use with PayPal APIs. The Merchant agrees to follow reasonable safeguards to protect the security of those identifying codes. Should the security of the codes become compromised or in doubt, the Merchant shall notify PayPal as soon as possible so that PayPal can cancel and re-issue the codes. PayPal may also cancel and re-issue the codes if it has reason to believe that their security has been compromised, after notification to the Merchant to the extent that it can reasonably be given under the circumstances.

7.3	Principal Representative. Before the Activation Date, the Merchant shall appoint a Principal Representative, notify PayPal of the name and contact details of the Principal Representative, and provide documentation of the Principal Representative’s identification.

7.4	Merchant’s employees and other agents. The Merchant shall ensure that the Principal Representative and all other Individuals using the Merchant’s PayPal Account conform to the Merchant’s obligations pursuant to this Agreement, including all the obligations of this clause 7. The Merchant shall comply with reasonable instructions from PayPal in order to enable PayPal to comply with its legal, contractual and regulatory obligations with respect to control over the Account.

7.5	Additional logins. The Services permit the Merchant to set up additional login and password combinations for accessing the Services. Setting up such a combination and enabling another person to use it shall constitute authorisation of that other person by the Merchant to use the Merchant’s PayPal Account. If the Merchant uses additional login and password combinations, the Merchant shall:

(a) Ensure that the Principal Representative of the Merchant’s Account has authority to administer and remove additional logins as appropriate;

(b)	Ensure that the Principal Representative can identify and manage each Individual entrusted with a login and password combination for the Account;

(c)	Refrain from authorising anyone to use the Account who is not either employed by the Merchant or under contract with the Merchant to perform functions similar to those commonly performed by employees; and

(d)	Notify PayPal of the names of the individuals authorised to use the Account.

7.6	Passwords and Accounts of others. The Merchant shall not ask any Shared Customer or any other PayPal user to disclose their PayPal password for any reason. The Merchant shall also not establish PayPal Accounts or set passwords or PINs for any other

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 12

person without that person’s prior written authorisation and without prior permission from PayPal.

8.	ENSURING COMPLIANCE

8.1	Legal compliance. The Merchant agrees that it is the merchant of record for the payments it receives from its customers. The Merchant shall ensure that all transactions conducted by the Merchant using the Services conform to applicable law, including, for example, laws implementing EU Directive 97/7/EC (the Distance Selling Directive). PayPal acknowledges and agrees that the place of establishment of Merchant is the grand duchy of Luxembourg and in accordance with the principle of the Country of Origin, the applicable law with which the Merchant shall principally comply under this clause and clause 8.6 below of this Agreement is the national laws and regulations of Luxembourg.

8.2	PayPal shall ensure that the Services shall be provided in compliance with applicable law. Skype acknowledges and agrees that the place of establishment of PayPal is the grand duchy of Luxembourg and in accordance with the principle of the Country of Origin, the applicable law with which PayPal shall principally comply (together with English law) under this clause of this Agreement is the national laws and regulations of Luxembourg.

8.3	Restricting service. PayPal may restrict your Account if, for example, we have reason to believe you may be using it in violation of law or this Agreement.

8.4	Non-diversion of payouts. Once the Merchant has received funds in a transaction with a Shared Customer, the Merchant shall pay any refund, Reversal or subsequent repayment related to the same transaction to the same Shared Customer, and into the same PayPal Account, as in the original transaction.

8.5	In connection with the Services, PayPal will comply with the process for dealing with customer complaints and Chargebacks agreed between the parties from time to time and will follow its standard risk management practices, including its standard risk prevention and risk monitoring procedures such as vetting procedures, imposing restrictions, reserves, and taking other preventive actions to reduce fraud or to comply with the PayPal Acceptable Use Policy and other applicable laws, rules and regulations.

8.6	Merchant will be responsible for vetting and monitoring that the goods and services sold through the Merchant or that include the Services comply with applicable laws and the PayPal Acceptable Use Policy. In addition, Merchant acknowledges that PayPal has no obligation to process any transactions that violate the PayPal Acceptable Use Policy.

8.7	Merchant and PayPal will comply with their respective legal and regulatory obligations regarding personal and customer account details when carrying out their obligations under the Agreement.

Merchant and PayPal acknowledge that they are each a data controller when processing personal data of Shared Customers. Neither Merchant nor PayPal act as data processors of each other. For the purposes of this clause, the terms “personal data”, “data controller” and “processing” shall have the meanings given to the by the Directive 95/46/EC on the protection of individuals with regard to the processing of personal data as the same may be amended, modified or replaced from time to time.

8.8	Merchant will be responsible for providing customer support for any buyer inquiries related to the goods and services it sells. PayPal will be responsible for providing customer support for any buyer inquiries related to payments only (as they may relate to Merchant goods and/or services).

8.9	Each party shall abide by any payment card industry data security standards of the relevant card schemes as updated from time to time (the “PC” DSS Standards”). The PCI DSS Standards require each party, among other things, to observe standards of due care with regard to the protection of sensitive customer or cardholder information and to ensure that the Services are compliant with those standards. Each party shall notify the other party immediately if it becomes aware of or suspects any security breach relating to customer data (whether or not the relevant party has complied with the PCI DSS Standards) (“Notifying Party”). As soon as reasonably practicable, the Notifying Party shall also (and without prejudice to any other remedy the other party has in respect thereof) identify and remediate the source of such security breach and take any steps reasonably required by the other party including, but not limited to, the procurement (at the Notifying Party’s cost) of forensic reports from third parties recommended by the other party.

8.10	Each party shall as soon as reasonably practicable notify the other party of the details of any determination which materially impacts the Services (or in the case of Merchant, the services it provides to its customers) which it receives from any regulatory authority, card scheme, or other financial institution (to the extent that it is contractually or lawfully permitted to do so).
9	CONFIDENTIAL INFORMATION

9.1 “Confidential Information”. “Confidential Information” means any information of the disclosing party that the receiving party should reasonably understand to be confidential based on the context of disclosure or the information itself, whether or not marked as confidential. The codes provided by PayPal to identify the Merchant in instructions given to a PayPal API and information accessed or disclosed in using the API are included as Confidential Information.

9.2 Mutual obligations. Each party shall hold the other party’s Confidential Information in confidence and neither shall disclose such Confidential Information to third parties other than companies under common ownership or control provided that such information is disclosed solely for the purposes of this Agreement and provided that the disclosing party ensures that such recipients are made aware, prior to the disclosure of such Confidential Information, of the confidential nature thereof, that they owe a duty of confidence to the disclosing Party and agree to hold such Confidential Information in confidence in accordance with the terms of this Agreement; and to use its reasonable endeavours to ensure that such persons and bodies comply with such obligations.. Neither party may use the other party’s Confidential Information for any purpose other than those of this Agreement.

9.3 Exceptions. The obligations of the preceding clause shall not apply to Confidential Information which (a) is already known by the recipient, (b) becomes publicly known through no act or fault of the recipient, (c) is received by recipient from a third party without a restriction on its disclosure or use, (d) is independently developed by the recipient without reference to any Confidential Information (e) is necessary to disclose to enable the parties’ professional advisers to carry out their duties effectively; or (f) is required by law or by the rules of the UK Listing Authority, the London Stock Exchange (or any other recognised stock exchange) (whether directly or indirectly).

9.4 Survival. The obligations of this clause 9 survive termination of this agreement for six years.

10. INTELLECTUAL PROPERTY

10.1	Marks. Each party may mention the other’s name and display the other’s Marks on the PayPal Website or the Merchant’s website and in marketing or promotional materials, if use of the Marks is in accordance with standard trademark guidelines of the party owning the Marks, and prior approval for each such use is obtained from the party owning the Marks. The parties will agree guidelines for the licensing and use of each other’s and payment card association brand names and trade marks. Each party further agrees to stop any use of the other’s Marks as soon as reasonably practicable after receiving a request to do so from the owner, where the owner determines in its reasonable discretion that the use tarnishes, blurs or dilutes the Marks or misappropriates the associated goodwill. In this clause, “Marks” means the trademarks including registered and common law trademarks, trade names, service marks, logos, domain names and designations of a party.

10.2	Obtaining copyright permission. Neither party shall allow the copyrighted material of the other to appear on its website without first obtaining permission from the copyright holder. For purposes of this clause, both parties stipulate that they hold the copyright (or are a valid licensee of the copyright) in the entire content of their respective websites.

10.3	Content usage restrictions. The Merchant shall not copy, reproduce in altered form, create derivative works from, publicly display or frame any content from the PayPal Website without the consent required by clause 10.2.

11. NO-FAULT TERMINATION

11.1	Term. This Agreement takes effect on the Effective Date and continues in effect for a period of three years unless terminated earlier in accordance with this clause 11. Thereafter the Agreement will automatically renew for one year periods unless one party gives notice to the other of its intent to terminate the Agreement at least 6 months’ prior to the end of the current applicable term.

11.2	Termination by notice. Either party may terminate this Agreement by giving the other party at least 6 months’ prior written notice of its intent to terminate.

11.3	Rescission before Activation Date. Either party may rescind this Agreement after its Effective Date but before its Activation Date by notifying the other party.

11.4	Termination for certain events. This Agreement terminates automatically, without notice, if either party:

a.	Becomes unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986), admits its inability to pay its debts or otherwise becomes insolvent;

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b.	Has any distraint, execution, attachment, sequestration or similar action taken, levied or enforced against itself or any of its substantial assets, or if any garnishee order is issued or served on the party;

c.	Becomes the subject of any petition presented, order made or resolution passed for the liquidation, administration, bankruptcy or dissolution of all or a substantial part of the party’s business, except where solvent amalgamation or reconstruction is proposed on terms previously approved by the non-terminating party;

d.	Loses full and unrestricted control over all or part of its assets because of the appointment of an administrative or other receiver, manager, trustee, liquidator, administrator or similar person or officer; or

e.	Enters into or proposes any composition or arrangement concerning its debts with its creditors (or any class of its creditors).

11.5	Material adverse change. Either party may terminate this Agreement, without incurring liability, if the other party suffers a change in its business, operations, or financial condition which has a material adverse effect on the ability of either party to perform its obligations under this Agreement and the terminating party gives the other party at least six months’ prior written notice.

11.6	Effect of termination. If this Agreement is terminated or rescinded pursuant to this clause 11, then:

a.	No liability or claim for damages or restitution shall arise as a result of the termination; and

b.	Any amounts due and payable when the termination takes effect remain due and payable, and may be collected as provided in this Agreement or otherwise as permitted by law.

12. BREACH AND LIABILITY

12.1	Application to Accounts and User Agreement. A breach of this Agreement shall also be a breach of the underlying User Agreement, and vice versa. If this Agreement applies to more than one PayPal Account, a breach of this Agreement applies to all the Merchant’s Accounts having an Account Nationality within the European Union and the User Agreement associated with each of those Accounts, unless otherwise notified. Sub-clauses 10.3 (Account closure and limited access), 10.5 (Transaction Hold), 10.6 (information about you), 14.5 (Limitations of liability), 14.6 (No warranty) and 14.7 (indemnification/re-imbursement) of the User Agreement do not apply.

12.2	Events constituting a material breach. Without excluding any event constituting a material breach under English law, the parties agree that each of the following events shall be a material breach of this Agreement:

a.	Payment default. The Merchant fails to pay one or more fees or other charges when due, and persists in its failure to pay after receipt of notice from PayPal;

b.	PayPal fails to pay any amounts due to the Merchant when due, and persists in its failure to pay after receipt of notice from the Merchant;

c.	Unlawful activity. Either party engages in unlawful or fraudulent activity involving the Services; or

d.	Failure to cure. PayPal requires remedial action pursuant to clause 12.3 below and the Merchant fails to perform the remedial action as required.

12.3	Non-material breach. In the event of a breach by the Merchant, of the Restricted Activities set out in clause 9.1 of the User Agreement (but excluding 9.1 (a) unless the breach of any of the agreements referred to in 9.1(a) is a material breach in which case this clause 12.3 shall apply to such material breach) PayPal has the following rights, in addition to any others it may have:

a.	Suspend performance. PayPal may suspend its performance of this Agreement (including, without limitation, restricting the Service) and the User Agreement on a temporary basis and for a specified period of time. The time for lifting the suspension may be specified in terms of a condition to be achieved before the suspension will be lifted and the Services will resume.

b.	Investigation. Subject to the confidentiality provisions in clause 9 of this Agreement, PayPal may require the Merchant to supply copies of financial statements or documents provided to regulatory bodies, or other documentation of its business dealings or payment transactions,

c.	Require remedial action. PayPal may require the Merchant to correct or improve a problem causing or contributing toward the breach, or to provide reasonable assurances to reduce the prospect of a similar breach in the future.

12.4	Indemnity

a.	Each party shall indemnify (“Indemnifying Party”) the other party (“Indemnified Party”) and keep the Indemnified Party fully indemnified on a continuing basis from any direct loss, damage and liability, and from any claim, demand or cost (including reasonable attorney’s fees) incurred in relation to any third party (including a Shared Customer) and arising out of the Indemnifying Party’s breach of this Agreement, the User Agreement, the Website Payments Pro Agreement and the documents incorporated into any such agreements by reference (including the Acceptable Use Policy). The limit on liability set out in clause 12.5 below shall apply to this clause 12.4.

b.	Where a claim is made against the Indemnified Party for which it is entitled to be indemnified by the Indemnifying Party under this Agreement, the Indemnifying Party, subject to it giving sufficient security against any costs and other liability, loss or damage which the Indemnified Party may incur in respect thereof and giving reasonable consideration to the observations and interests therein of the Indemnified Party, shall be granted control over the defence and settlement of such claim. The Indemnified Party shall not make any prejudicial admission or statement and shall (if so requested) provide reasonable assistance at the expense of the Indemnifying Party in defence and settlement of such claim. Each party shall, promptly upon becoming aware of any circumstances which may lead to any action or demand for which a right of indemnity exists or might exist against the other, notify the other of such circumstances in as much detail as is then available to it.

CLAIMS AND LIABILITY LIMITS

12.5	Limit on total exposure. Each party’s total liability to the other (whether in contract, tort (including negligence), breach of statutory duty or otherwise) arising out of or in connection with this Agreement shall be limited (i) in respect of any one incident, or series of connected incidents arising from a common cause in any year, to an amount equal to the aggregate of all the fees paid and payable by the Merchant in respect of that same year; or (ii) where the date of the incident, or series of connected incidents arising from a common cause giving rise to any relevant claim arises during the year commencing on the Effective Date, the total amount of fees which are payable in such period. However, this clause does not apply to, nor cap, any liability of a party to the other party as a result of any fees payable by Skype to PayPal, agreements with PayPal’s banking partners set out in Part B of this Agreement or the card association rules mentioned in those agreements, or to any liability imposed by card associations or to any Chargebacks, Claims, Reversals, fines or any other amounts owing by either party to the other party.

12.6	Claims and User Agreement. If the Merchant has a claim against PayPal, the Merchant agrees to notify PayPal in the manner required for notices in this Agreement, instead of following the procedure provided in the User Agreement, and before asserting or enforcing any rights based on the claim in any court or other forum. PayPal shall do the same in respect of a claim against the Merchant.

12.7	Cooperation in pursuing indemnified claims. If either party has a claim or potential liability that the other party may be obligated to indemnify, the party primarily responsible for the claim or potential liability shall:

a	Use commercially reasonable endeavours to minimise the loss that the other party may be obligated to indemnify; and

b.	Notify the other party before litigating or defending the claim or potential liability, and keep the other party informed as the litigation or defence progresses.

The party performing an indemnity shall:

c.	Be subrogated to the rights and defences of the indemnified party after undertaking defence against the claim; and

d.	Refrain from settling the indemnified claim without the indemnified party’s consent.

12.8	Certain losses excluded. Neither party shall be liable for

a. Any loss of profits, goodwill, business, contracts, revenue or anticipated savings; or for any loss or corruption of data; or

b. Any indirect or consequential loss or damage whatsoever, even if the defending party was advised in advance of the possibility of such loss or damage.

However, notwithstanding any provision to the contrary, nothing in this Agreement shall operate to limit or exclude the liability of either party for death or personal injury caused by that party’s negligence, or for any other liability that cannot lawfully be limited or excluded. This clause applies to indemnities as well as to other obligations.

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13	GENERAL PROVISIONS

DEFINITIONS

In addition to the definitions provided in the User Agreement, the following additional definitions apply for purposes of this Agreement:

13.1	3D Secure Service: means the MPI (Merchant Plug In) supplied via a third party vendor to allow merchants to use Visa’s Verified by Visa and MasterCard’s Secure Code services.

13.2	Account: A PayPal Account, as defined in the User Agreement (including, where applicable, the Covered Account(s)).

13.3	Account Nationality: The country in which the Account holder is based according to information given in registering for the Account online.

13.4	Activation Date: The date on which the Services become available for use by Shared Customers from one or more of the Merchant’s websites.

13.5	Affiliate: Any subsidiary, holding company or subsidiary of a holding company of the Merchant. For the purposes of this definition, “subsidiary” and “holding company” have the meanings given to them by section 1159 of the Companies Act 2006.

13.6 Agreement: This document and its components as listed in clause 4.

13.7 Country of Origin: means the country where Skype is established as meant in the European Directive 2003/31/EC of the European Parliament and of the Council of June 8, 2000, on certain legal aspects of information society services, in particular e-commerce, in the Internal Market (Directive on electronic commerce);

13.8 Covered Account: An Account to which this Agreement applies according to clause 1.2 above.

13.9 Effective Date: The date on which the last of the parties to execute this Agreement does so, or another later date agreed by the parties and specified in this Agreement.

13.10 Incorporated Agreements: has the meaning ascribed to it in clause 5.1.

13.11 PayPal Website: The website provided by PayPal for the Account Nationality of the relevant Account. In the case of a UK Account, the PayPal Website is currently at http://www.paypal.co.uk. References to PayPal Websites for other countries can be found via a link from any other PayPal Website.

13.12 Principal Representative: The individual in the Merchant’s organisation who coordinates or oversees the Merchant’s use of the Services and relationship with PayPal.

13.13 Quarter: means the period of time from the Effective Date until 31 December 2009 and following this date, each consecutive period of three months thereafter, or any shorter period commencing on a day immediately following the end of any such three month period and ending on termination of this agreement (and the term “Quarterly” shall be construed accordingly).

13.14 Services: All payment services and related products, services and functionality available through the PayPal Website including PayPal Website Payments Pro.

13.15 Shared Customer: A user of the worldwide web who both has a PayPal Account and obtains goods or services from the Merchant.

13.16 User Agreement: The contract entered into online as part of the online registration process required to open a PayPal Account, as such agreement is amended in accordance with clause 12.1 of Addendum 1 of the Payment Processing Agreement. See also clause 5. The current User Agreement is to be found via a link from the footer of nearly every page on the PayPal Website. It includes certain policies, notably the Acceptable Use Policy and Privacy Policy, which are also listed on the PayPal Website.

13.17 PayPal Website Payments Pro Agreement. The terms governing the use of the service known as PayPal Website Payments Pro as displayed in the online registration process allowing customers to sign up electronically to the PayPal Website Payments Pro products and services, as such agreement is amended in accordance with clause 5.3 of Addendum 1 of the Payment Processing Agreement.

13.18 Your Website: A website of the Merchant which is associated with payments made via the Covered Accounts (as listed in clause 1.2.)

MISCELLANEOUS

13.19 Choice of law and jurisdiction. This Agreement shall be governed by the laws of England and is subject to the exclusive jurisdiction of English courts.

13.20 Assignment by consent. Neither party may assign this Agreement or any rights under it, in whole or in part, without the other party’s prior written consent (which consent shall not be unreasonably withheld or delayed), except that PayPal may on notice to the Merchant assign the benefit of this Agreement to a Group Company of PayPal. Any attempt to assign this Agreement other than as permitted above will be null and void.

Either of PayPal and Merchant may also give notice to the other that it wishes to novate this Agreement to another Group Company of such party and the other shall consent to any such proposed novation such consent not to be unreasonably withheld or delayed, provided that, in either case, the Group Company to which this Agreement shall be novated is of no lesser financial or regulatory status than the party which will be replaced and that the party which is to give consent, acting reasonably, is satisfied that the terms of the novation are not prejudicial to its interests.

13.21 Opt-out from Payment Services Regulations. The parties agree that all provisions of Part 5 of the Payment Services Regulations 2009 do not apply to this Agreement.

13.22 Severability. Should any provision of this Agreement be invalid or unenforceable, the remainder shall remain effective and enforceable to the fullest extent permitted by law.

13.23 Fees payable from Account. The Merchant agrees that PayPal may debit the Account to collect any fees, charges or other amounts owing to PayPal and payable by Merchant in connection with Merchant’s use of the Services in accordance with clause 2 of this Agreement. All fees are payable without set off or other deductions.

13.24 No agency or partnership. This Agreement does not create or imply any partnership, agency or joint venture.

13.25 Writing required. Without prejudice to clause 5.1, to be valid, any amendment or waiver of this Agreement must be in writing, but an email may suffice for a waiver sent by either party. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

13.26 No third party beneficiaries. A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999.

13.27 No warranty; interruptions of service. PayPal shall make reasonable efforts to ensure that requests for electronic debits and credits involving bank Accounts, credit and/or debit cards are processed in a timely manner; however PayPal explicitly disclaims any warranties or representations regarding the amount of time necessary to complete the processing of payments. PayPal does not warrant, agree or represent that the Merchant will have continuous, uninterrupted or secure access to the Services or, that the information about other users and provided to the Merchant is accurate and/or up to date. PayPal shall not be liable for any delay or failure in the provision of the Service where such failure or delay is outside PayPal’s reasonable control (including, without limitation, failures or delays associated with electronic communication network faults). Merchant acknowledges that its access to the Service may be occasionally restricted to allow for repairs, maintenance or the introduction of new facilities or services.

13.28 Survival. The obligations of clause 9 (Confidential information) and clause 12 (Breach and Liability) and this clause survive termination of this Agreement for six years.

13.29 Counterparts. This Agreement may be executed in any number of counterparts and by the parties on separate counterparts but shall not be effective until each person has executed at least one counterpart and each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one and the same instrument. Each counterpart may be signed by such a person or persons and transmitted by facsimile transmission (or by electronic transmission of a scan of such executed counterpart), which shall be valid and effectual as it executed as an original.

13.30 Disputes. In the event that either party wishes to raise a dispute with respect to the terms of this Agreement, that party may refer the matter to the relationship managers of each party who shall discuss the matter and shall in good faith consider the concerns raised by the party providing notice of the dispute and aim to resolve the matter. If the party raising the dispute continues to have concerns after such discussions then it may refer the matter to the other party’s Managing Directors. In the event that no resolution is reached following such referral then each party may rely on any remedies it considers to be appropriate.

PART B: BANK TERMS FOR CARD PAYMENTS

The terms set out in the remainder of this Agreement pertain to card transactions used to fund a PayPal Account, which in turn can be used to pay the Merchant. Card transactions by the Merchant that do not fund a PayPal Account are not affected by the terms below.

One of the following ‘commercial entity agreements’ will apply, depending on which of PayPal’s banking partners carries out a particular card transaction.

14 FOR CARD TRANSACTIONS BY NATWEST

This Commercial Entity User Agreement for PayPal Payment Card Funded Processing Services (“Commercial Entity Agreement” or “CEA”) is provided to all PayPal Users that are Commercial Entities (as defined by Visa Europe, Visa Inc, Visa International, MasterCard Worldwide, UK Maestro, Solo and/or International Maestro”(together the” “Associations”)) and open a

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Premier or Business Account (such use of such accounts collectively termed the “Premier/Business Service”). Each such PayPal User is hereby referred to as “Merchant” and may be referred to herein as “you” and/or “your”. This CEA constitutes your separate legally binding contract for credit and debit card processing for PayPal transactions between you and National Westminster Bank PLC and its Affiliate(s) (collectively, the “Bank”). For the purpose of this CEA, “Affiliate(s)” shall mean the financial institution(s) domiciled in the same Association region as you are domiciled in for Association purposes and which Bank has formed a relationship with in accordance with Association requirements to allow the processing of card transactions the identity of which you can obtain on contacting PayPal. In accordance with the provisions of this CEA, the Bank may terminate its provision of credit and debit card processing services and enforce any of the provisions of Merchant’s PayPal Payment Processing Agreement (also known as the PayPal User Agreement) (“PPA”), agreed by and between Merchant and PayPal. In this CEA “we”, “us” and “our” refer to Bank.

Merchant agrees to the terms and conditions of this CEA. Merchant further agrees that this CEA forms a legally binding contract between Merchant and Bank. This Commercial Entity Agreement may be amended at any time by us via PayPal posting a revised version of the CEA on the PayPal website(s). The revised version will be effective at the time PayPal posts it. If we propose to change this CEA in a substantial manner, we will provide you with at least 30 days’ prior notice of such a change by posting notice on the “Policy Updates” page of PayPal’s web site(s). After this 30 days’ notice, you will be considered as having expressly consented to all amendments to the CEA. If you disagree with those proposed amendments, you may close your account before the expiry of such 30 day period in accordance with the terms of the PPA and this CEA will terminate on the closure of your account. For the purpose of the CEA a change to this CEA will be considered to be made in a “substantial manner” if the change involves a reduction to your rights or increases your responsibilities. .

Purpose of this CEA. When your customers pay you through PayPal, they have the option of paying you through a funding source offered on the PayPal website including a card funded payment. In most instances, you will not know the funding source that your customer selected. Since you may be the recipient of a card funded payment, the Associations require that you enter into a direct contractual relationship with a bank who is a member of the Associations. By entering into this CEA, you are fulfilling such Association requirement and you are agreeing to comply with Association rules as they pertain to payments you receive through the PayPal service.

Association Rules.

14.5	Deposit Transactions. Merchant agrees that it shall only accept payments through PayPal Processing Services for bona fide transactions between the Merchant and its customer for the sale of goods or services. Merchant shall not submit a transaction for the refinance or transfer of an existing obligation that was uncollectible. Merchant acknowledges that for Visa and MasterCard payments, PayPal shall obtain an authorization for transaction amounts prior to completing the transaction.

14.6	Split Transactions. Merchant agrees to submit a single transaction for the full amount of each sale. Except, however in an instance where the Merchant and cardholder agree on a partial shipment of product, or where the transaction qualifies for delayed delivery or special order deposits (such as partial shipments based on inventory on hand), a sale may be split into multiple transactions.

14.7	Minimum or Maximum/Surcharges. Merchant agrees that it shall not set minimum or maximum transaction amounts or impose surcharges as a condition of honoring Visa and MasterCard cards.

14.8	Visa and MasterCard Marks. Merchant is authorized to use the Visa and MasterCard logos or marks only on Merchant’s promotional materials and website to indicate that Visa and MasterCard cards are accepted as funding sources for PayPal transactions.

14.9	Credit Vouchers. Credit vouchers may only be submitted for the purpose of refunding a prior transaction from the same card.

14.10	Cash Disbursements. Merchant agrees that if it sells travelers cheques or foreign currency that disbursements shall be limited to the value of cheques, Visa TravelMoney, or currency sold in a single transaction, plus any applicable commissions.

14.11	Discrimination. Merchant agrees that it shall not engage in any acceptance practice that discriminates against or discourages the use of Visa or MasterCard in favor of any other card brand.

14.12	Access to Cardholder Data. Merchant acknowledges that it does not have access to Cardholder Data (defined as the cardholder’s account number, expiration date, and CVV2) and will not request access to Cardholder Data from either PayPal or the cardholder. In the event that Merchant receives Cardholder Data in connection with the PayPal Processing Services provided under this Agreement, Merchant agrees that it will not use the Cardholder Data for any purpose that it knows or should know to be fraudulent or in violation of any Association Rules. Merchant also agrees that it will not sell, purchase, provide or exchange in any manner or disclose Cardholder Data to anyone other than its acquirer, Visa or MasterCard (as applicable) or in response to a government request. In the event that Merchant receives Cardholder Data, it will promptly notify Bank and PayPal of such.
14.13	Merchant Identification. Merchant agrees to prominently and unequivocally inform the cardholder of the identity of the Merchant at all points of interaction.

14.14	Chargebacks. Merchant shall use all reasonable methods to resolve disputes with the cardholder. Should a chargeback dispute occur, Merchant shall promptly comply with all requests for information from PayPal. Merchant shall not attempt to recharge a cardholder for an item that has been charged back to the cardholder, unless the cardholder has authorized such actions.

14.15	Merchant’s Refund Policy must be on Merchant’s Website. If Merchant limits refund/exchange terms or other specific conditions for Card sales, Merchant’s policy must be clearly provided to the cardholder prior to the sale and Merchant must conform with all applicable laws and the Association Rules.

14.16	Term and Termination. This CEA is effective upon the date Merchant agrees to the CEA and continues so long as the PPA remains in force between Merchant and PayPal but shall automatically terminate without notice on termination of such PPA for any reason, provided that those terms which by their nature are intended to survive termination (including without limitation, indemnification obligations and limitations of liability) shall survive. This CEA may be terminated by Bank at any time based on a breach of any of Merchant’s obligations under this CEA or the PPA, or by Merchant based on a breach of any of Bank’s obligations under this CEA, or by the Bank based on the termination of the acquiring services agreement entered into between PayPal (or its applicable group company) and Bank as notified to the Merchant.

14.17	Indemnification. Merchant agrees to indemnify and hold Bank harmless from and against all losses, liabilities, damages and expense: (a) resulting from any breach of any warranty, covenant or agreement or any misrepresentation by Merchant under this CEA; (b) arising out of Merchant’s or its employees’ negligence or willful misconduct, (c) arising in connection with Card transactions or otherwise arising from Merchant’s provision of goods and services to Cardholders or customers; (d) arising out of Merchant’s use of the PayPal Service; or (e) resulting from any Fines or arising out of any third party indemnifications Bank is obligated to make as a result of Merchant’s actions (including indemnification of any Association or Issuing Bank).

14.18	Assignment/Amendments. This CEA may not be assigned by Merchant without the prior written consent of Bank. Bank may assign its rights under this CEA without Merchant’s consent.

14.19	Warranty Disclaimer. This CEA is a service agreement. Bank disclaims all representations or warranties, express or implied, made to Merchant or any other person, including without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise of any services or any goods provided incidental to the services provided under this CEA to the extent permitted by law.

14.20	Limitation of Liability. Notwithstanding anything in this CEA to the contrary, in no event shall Bank, or its Affiliate(s) or any of its directors, officers, employees, agents or subcontractors, be liable under any theory of tort, contract, strict liability or other legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties, regardless of whether such damages were foreseeable or whether Bank has been advised of the possibility of such damages. Notwithstanding anything in this CEA to the contrary, in no event shall Bank be liable or responsible for any delays or errors in its performance of the services caused by our service providers or other parties or events outside of Bank’s reasonable control, including PayPal. Notwithstanding anything in this CEA to the’contrary, Bank’s cumulative liability for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever arising out of or related to this CEA and regardless of the form of action or legal theory and whether or not arising in contract or tort (including negligence shall not exceed the total volume of all transactions, expressed as a U.S. dollar amount processed by the Merchant under this CEA via PayPal. Nothing in this CEA shall exclude or limit any liability of any party for death or personal injury caused by negligence or fraud, deceit or fraudulent misrepresentation, howsoever caused.

14.21	Waiver. The failure of a party to assert any of its rights under this CEA, including, but not limited to, the right to terminate this CEA in the event of breach or default by the other party, will not be deemed to constitute a waiver by that party of its right to enforce each and every provision of this CEA in accordance with its terms.

14.22

Relationship between the Parties. No agency, partnership, joint venture or employment relationship is created between Merchant and Bank by way of this CEA. In the performance of their respective obligations hereunder, the parties are, and will be, independent contractors. Nothing in this CEA will be construed to constitute either party as the agent for the other for any purpose whatsoever. Neither party will bind, or attempt to bind, the other party to any contract or the performance of any obligation, and neither party will represent to any

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third party that it has any right to enter into any binding obligation on the other party’s behalf.

14.23	No Illegal Use of Services. Merchant will not access and/or utilize the Services for illegal purposes and will not interfere or disrupt networks connected with the Services.

14.24	Severability. Whenever possible, each provision of this CEA will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof will be prohibited by or determined to be invalid by a court of competent jurisdiction, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this CEA.

14.25	Governing Law. This CEA (and the relationships referred to or contemplated by it) shall be governed and construed in accordance with the laws as set out as the governing laws of the PPA which the Merchant has agreed to.

15	FOR CARD TRANSACTIONS BY HSBC

This Commercial Entity User Agreement for Credit Card Processing Services (“Commercial Entity Agreement” or “CEA”) is provided to all PayPal Users that meet the definition of “Commercial Entities” or the equivalent under Association Rules (defined below) and that open and use a Premier or Business Account (such use of such Accounts collectively termed the “Premier/Business Service”). (Each such entity or person receiving this document is hereby referred to as “Merchant”). This CEA constitutes Merchant’s separate legally binding contract for credit card processing between (1) Merchant, as a Commercial Entity; and (2) Member (which is HSBC Bank plc or any member of the group of companies of which HSBC Holdings plc is the holding company or any relevant third party with which any such HSBC company shares a Bank Identification Number (BIN) in the Merchant’s country of residence) for MasterCard and Visa transactions acquired for Merchants. Member may terminate its provision of credit card processing services and enforce or rely on any term or provision of the Merchant’s PayPal User Agreement (“PUA”), all of which Member considers relevant are incorporated in this CEA by reference. In this CEA “we”, “us” and “our” refer to Member. Any reference to the PUA shall mean the PayPal User Agreement made between Merchant and PayPal.

By accepting the Commercial Entity Agreement, Merchant agrees to the terms and conditions of this CEA and any documents incorporated by reference. Merchant further agrees that this CEA forms a legally binding contract between Merchant and Member. Any rights not expressly granted herein are reserved by Member. Descriptions of material amendments to this CEA will be provided as applicable. Any capitalised terms used in this CEA and not otherwise defined shall have the meanings set forth in the PUA.

Association Rules

15.5	Deposit Transactions. Merchant agrees that it shall only submit card transactions that directly results from bona fide cardholder transactions with that Merchant. Merchant agrees that it will not submit a transaction until Merchant: (i) obtains an authorisation, (ii) completes the transaction, and either: (iii) ships or provides goods, (iv) performs the purchased service, or (v) obtains the cardholder’s consent for a recurring transaction.

15.6	Anti Money Laundering. Merchant agrees that it shall not submit a transaction that does not result from a purchase of goods or services between the cardholder and Merchant.

15.7	Split Transactions. Split sales transactions are not allowed. Specifically, Merchant agrees that it will not use two or more sales transaction receipts for a single transaction to avoid or circumvent authorisation limits, or monitoring programs.

15.8	Minimum or Maximum. Merchant agrees that it shall not set minimum or maximum transaction amounts as a condition of honouring Visa and MasterCard cards.

15.9	Surcharges. Merchant agrees that it will not impose surcharges on debit card transactions.

15.10	Visa and MasterCard Marks. Merchant is authorised to use the Visa and MasterCard logos or marks only on Merchant’s promotional materials and website to indicate that Visa and MasterCard cards are accepted as payment for the business goods and services. Merchant agrees that it shall not use the logos and marks either directly or indirectly, to imply that Visa or MasterCard endorses Merchant’s goods or services; nor may Merchant refer to Visa or MasterCard when stating eligibility requirements for purchasing its products, services, or memberships.

15.11	Credit Vouchers. Credit vouchers may not be submitted for non-credit transactions. Merchant agrees that it shall not: (i) accept a payment from a card holder for the purpose of depositing funds to the cardholder’s Account, or (ii) process a credit transaction without having completed a previous debit transaction with the same cardholder.

15.12	Cash Disbursements. Merchant agrees that if it sells travellers cheques or foreign currency that Disbursements shall be limited to the value of cheques, Visa TravelMoney, or currency sold in a single transaction, plus any applicable commissions. Merchant agrees that under no circumstances shall a Visa or MasterCard transaction represent collection of a dishonoured cheque.

15.13	Authorisation Requirements. Merchant agrees to obtain an authorisation for all transaction amounts.

15.14	Discrimination. Merchant agrees that it shall not engage in any acceptance practice that discriminates against or discourages the use of Visa or MasterCard in favour of any other acceptance brand.

15.15	Present Transactions within 30 Business Days. Merchant agrees that a debit transaction shall not be presented until after the goods are shipped, or services provided, unless, at the time of the transaction, the cardholder agrees to a properly disclosed delayed delivery of the goods or services. Merchant agrees that when it receives authorisation for delayed presentment, the words “Delayed Presentment” or something substantially similar must be disclosed to the cardholder.

15.16	Fraudulent or Unauthorised Use of Account Information Prohibited. Merchant agrees that it shall not request or use Visa or MasterCard Account number information for any purpose that it knows or should have known to be fraudulent or in violation of Visa and MasterCard standards, Association Rules, the PUA, or this CEA, or for any purpose that the cardholder did not authorise.

15.17	Merchant Identification. Merchant agrees to prominently and unequivocally inform the cardholder of the identity of the Merchant at all points of interaction so that the cardholder readily can identify the transaction.

Card Associations

Visa U.S.A., Inc. and Visa International (“Visa”) and MasterCard International Incorporated (“MasterCard”) (the “Associations”) have developed rules and regulations (the “Association Rules”) that govern their member banks and merchants in the procedures, responsibilities and allocation of risk for payments made through the Associations. By accepting this CEA, Merchant is agreeing to comply with all such Association Rules.

15.18	Merchant’s Refund Policy must be on Merchant’s Website. If Merchant limits refund/exchange terms or other specific conditions for Card sales, Merchant’s POLICY MUST BE CLEARLY PROVIDED TO THE CARDHOLDER PRIOR TO THE SALE AND AS PART OF YOUR SALE CONFIRMATION PROCESS. PROPER DISCLOSURE WOULD INCLUDE WORDING THAT IS PROMINANTLY DISPLAYED AND STATES “NO REFUND, EXCHANGE ONLY”, OR SOMETHING SUBSTANTIALLY SIMILAR AND INCLUDES ANY SPECIAL TERMS. NOTE: QUALIFYING YOUR REFUND OR EXCHANGE TERMS DOES NOT COMPLETELY ELIMINATE YOUR liability for a refund because consumer protection laws and Association Rules frequently allow the cardholder to still dispute these items. In particular, by implementing Directive 97/7/EC many European Union member states will have distance selling regulations which allow a consumer to cancel its contract with the Merchant within a defined period and receive a refund.

15.19	Term and Termination. This CEA is effective upon the date Merchant accepts the terms and conditions set out herein and continues so long as Merchant uses the PayPal Service (“Services”) or until terminated by Merchant or Member, provided that those terms which by their nature are intended to survive termination (including without limitation, indemnification and chargeback obligations and limitations of liability) shall so survive termination. This CEA may be terminated by Member at any time based on a breach of any of Merchant’s obligations hereunder or for any other reason that Member deems exceptional.

This CEA will terminate automatically upon any termination of Merchant’s PUA.

15.20	Indemnification. Merchant agrees to indemnify, defend, and hold Member harmless from and against all losses, liabilities, damages and expenses (including legal fees and collection costs) which the Member or their affiliates or agents may suffer or incur arising from any breach of any warranty, covenant or misrepresentation by Merchant under this CEA, or arising as a result of any tortious conduct by Merchant or Merchant’s employees or agents, in connection with Card transactions or otherwise arising from Merchant’s provision of goods and services to cardholders or from any contravention of any legal requirements.

15.21	Arbitration. Any dispute with respect to this CEA between Merchant and HSBC Bank plc, including a dispute as to the validity or existence of this CEA and/or this clause, shall be resolved by arbitration in London, England, conducted in English by a single arbitrator in accordance with the ICC Rules. The parties agree to waive any right of appeal against the arbitration award. In the event of a failure by the parties to agree on the sole arbitrator within 30 days of one party calling upon the other to do so, one shall be appointed by the ICC.

15.22	Assignment/Amendments. This CEA may not be assigned by Merchant without the prior written consent of Member. Member may

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assign their rights under this CEA without Merchant’s consent. This CEA may be amended by Member as provided under the PUA.

15.23	Warranty disclaimer. This CEA is a service agreement. We disclaim all representations or warranties, express or implied, made to merchant or any other person, including without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise of any services or any goods provided incidental to the services provided under this CEA to the extent permitted by law.

15.24	Logo usage. In using each other’s logos and other trademarks, each agrees to follow the guidelines prescribed by the other, as notified by the parties to each other from time to time.

15.25	Limitation of Liability. Notwithstanding anything in this CEA to the contrary, in no event shall the parties hereunder, or their affiliates or any of their respective directors, officers, employees, agents or subcontractors, be liable under any theory of tort, contract, strict liability or other legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties, regardless of whether such damages were foreseeable or whether any party or any entity has been advised of the possibility of such damages. Notwithstanding anything in this CEA to the contrary, in no event shall we be liable or responsible for any delays or errors in our performance of the services caused by our service providers or other parties or events outside of our reasonable control, including PayPal. Notwithstanding anything in this CEA to the contrary, the parties’ cumulative liability for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including, but not limited to, those arising out of or related to this CEA) and regardless of the form of action or legal theory and whether or not arising in contract or tort (excluding negligence and wilful misconduct) shall not exceed the total volume of all transactions, expressed as a U.S. dollar amount, processed under this CEA. Nothing in this CEA shall exclude or limit any liability of any party for death or personal injury caused by negligence or fraud, deceit or fraudulent misrepresentation, howsoever caused.

15.26	Enforceability. No term of this CEA shall be enforceable by a third party and in particular a person who is not a party to this CEA has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy any of the benefits of this CEA (being a person other than the parties and their permitted successors and assignees).

15.27	Governing Law. Governing law with respect to this CEA shall be the laws of England and Wales. Each party hereby submits to the non-exclusive jurisdiction of the courts of England and Wales.

15.28	Waiver. The failure of a party to assert any of its rights under this CEA, including, but not limited to, the right to terminate this CEA in the event of breach or default by the other party, will not be deemed to constitute a waiver by that party of its right to enforce each and every provision of this CEA in accordance with its terms.

15.29	Relationship between the Parties. No Partnership or Agency; Independent Contractors No agency, partnership, joint venture or employment relationship is created between Merchant and Member by way of this CEA. In the performance of their respective obligations hereunder, the parties are, and will be, independent contractors. Nothing in this CEA will be construed to constitute either party as the agent for the other for any purpose whatsoever. Neither party will bind, or attempt to bind, the other party to any contract or the performance of any obligation, and neither party will represent to any third party that it has any right to enter into any binding obligation on the other party’s behalf.

15.30	No Illegal Use of Services. Merchant will not access and/or utilise the Services for illegal purposes and will not interfere or disrupt networks connected with the Services.

15.31	Severability. Whenever possible, each provision of this CEA will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof will be prohibited by or determined to be invalid by a court of competent jurisdiction, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this CEA.

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 18

ADDENDUM 2

PAYPAL PRESENTATION REQUIREMENTS AND INTEGRATION STATEMENT OF WORK

[16 PAGES ARE OMITTED AS CONFIDENTIAL AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION]

PAYPAL PAYMENT PROCESSING AGREEMENT	PAGE 19

AMENDMENT ONE TO PAYPAL PAYMENT PROCESSING AGREEMENT

This Amendment One to PayPal Payment Processing Agreement (“Amendment One”) is made and entered into as of __03-06 2010 (the “Effective Date”) between PayPal (Europe) Sarl & Cie, SCA (“PayPal”), a limited liability partnership registered as number RCS Luxembourg B 118 349 and having its registered office at 22-24 Boulevard Royal, L-2449, Luxembourg, and Skype Communications Sarl (“Skype”), a Luxembourg limited company with its principal place of business at 22/24 Boulevard Royal, L 2449 Luxembourg.

PayPal and Skype are hereafter collectively referred to as the “Parties”.

WHEREAS, on 15 November 2009, the Parties entered into the PayPal Payment Processing Agreement (“Original Agreement”) whereby PayPal gave Skype a right to use the PayPal services; and

WHEREAS, the Parties desire to amend the Original Agreement by including an Affiliates accession mechanism under certain conditions;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment One, and intending to be legally bound, the parties agree as follows:

1.	The following clause is to be added as new clauses 4.3 of the Original Agreement:

“4.3 PayPal’s offer to extend. PayPal hereby extends to Affiliates of Skype an offer to contract with PayPal (or one of its Affiliates) on the same terms as agreed with Skype in this Agreement, except that the Account Nationality of the Covered Account shall match the country in which the Skype Affiliate is registered. An Affiliate of Skype may accept this offer by agreeing an accession agreement with PayPal (or as applicable, an Affiliate of PayPal). This provision is subject to PayPal (or its Affiliates) compliance with any applicable laws or regulations.”

2.	The following shall be added to the end of clause 8.9 of the Original Agreement:

“The Merchant acknowledges and agrees that it shall be responsible for compliance with the PCI DSS Standards on behalf of any Affiliate that enters into an accession agreement with PayPal (or an Affiliate of PayPal) in accordance with clause 4.3 of this Agreement (unless otherwise agreed in the applicable accession agreement). Merchant shall abide by the PCI DSS Standards in accordance with this clause 8.9 in respect of any and all payments made via the Covered Accounts specified in the applicable accession agreement.

3.	All terms and conditions in the Original Agreement not otherwise modified by this Amendment One shall remain in full force and effect.

4.	This Amendment One agreement shall be governed by English law and is subject to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their duly authorised representatives as of the Effective Date.

PayPal (Europe) Sarl & Cie, SCA		Skype Communications Sarl

By:	/s/ ROBERT CAPLEHORN	By:	/s/ PETER FOULDS

(Signature)		(Signature)

Name:	Robert Caplehorn	Name:	Peter Foulds

(Please print)		(Please print)

Title:	Senior Director Legal & Compliance	Title:	Manager

Date:	1/6/2010	Date:	3/6/2010

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